UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2013

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		2895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On July 10, 2013, Eva C. Boratto, Senior Vice President – PBM Finance, was named Senior Vice President – Controller and Chief Accounting Officer (“CAO”) of CVS Caremark Corporation (“CVS Caremark”), effective immediately. Ms. Boratto is assuming the Controller and CAO roles from David M. Denton, CVS Caremark’s Executive Vice President and Chief Financial Officer (“CFO”), who had assumed those additional roles in May 2013. Mr. Denton will remain Executive Vice President and CFO of CVS Caremark.

In connection with the appointment to her new position, Ms. Boratto’s annual salary will be increased to $500,000, and her 2013 target annual cash incentive award will be increased to 55% of her salary. In addition, she will continue to participate in CVS Caremark’s equity incentive plans, including annual equity incentive awards, performance-based restricted stock awards and long-term incentive plan awards, at levels consistent with her prior position.

Ms. Boratto, age 46, has served as CVS Caremark’s Senior Vice President – PBM Finance since July 2010. Previously, she served in a number of executive positions during nearly 20 years at Merck & Co., Inc., an international pharmaceutical company, most recently as Vice President – U.S. Market Finance Leader from June 2009 to July 2010 and Vice President – Investor Relations from April 2008 to June 2009. Ms. Boratto holds a B.S. in Accounting and Economics from Rutgers University, Douglass College & School of Business, and an M.B.A. from Drexel University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ Thomas S. Moffatt
Thomas S. Moffatt Vice President and Corporate Secretary

Dated: July 10, 2013